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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
Assisted Living Concepts, Inc.:

  We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

Portland, Oregon

June 19, 1996